STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/21/2021

Work Order Item Number: W2021012100281-1071578
Filing Number: 20211178157
Filing Type: Certificate of Correction
Filing Date/Time: 1/21/2021 8:00:00 AM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: E0242752008-3
Entity Name: BTCS INC.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number E0242752008-3 Filing Number 20211178157 Filed On 1/21/2021 8:00:00 AM Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: BTCS Inc. Entity or Nevada Business Identification Number (NVID): NV20081590421
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation
3. Filing Date:	Filing date of document which correction is being made: January 5, 2021
4. Description:	Description of inaccuracy or defect: Scrivener's error. The formula to calculate an Anti-Dilution Event was incorrect.
5. Correction:	Correction of inaccuracy or defect: The Anti-Dilution Amount per share of Series C-2 shall be the product of: (i) 0.0000004, and (ii) the aggregate amount of all capital raised by the Corporation after the Initial Issuance Date (the "Capital Raised").
6. Signature: (Required)	X [signature] **Signature** 01/15/2021 Date

This form must be accompanied by appropriate fees.